UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2015, Hopkins Village, LLC (the “Borrower”), owned 80% by Armada Hoffler, L.P., the operating partnership (the “Operating Partnership”) of Armada Hoffler Properties, Inc. (the “Company”), entered into a construction loan agreement (the “Agreement”) with Bank of America, N.A., acting as a lender and administrative agent (the “Lender”). The Agreement provides for a non-revolving, senior secured construction loan facility (the “Loan”) of up to $50.0 million, which will be used to fund the development and construction of Johns Hopkins Village, a mixed use facility in Baltimore, Maryland that is currently under development by the Borrower. No amounts were drawn under the Loan at closing.

The Loan has a scheduled maturity date of July 30, 2018, with two one-year extension options, which may be exercised by the Borrower subject to satisfaction of certain conditions set forth in the Agreement and upon payment of a 0.15% extension fee. Amounts outstanding under the Loan bear interest at LIBOR plus 1.90%. The Loan may be prepaid in whole or in part at any time without penalty.

The Loan is secured by, among other things, a first priority deed of trust lien on the Borrower’s leasehold interest in the property. The Agreement contains standard construction loan provisions, including lien-free completion covenants and customary default provisions, in certain cases subject to customary cure periods. The occurrence of an event of default, following the applicable cure period, would permit the Lender to, among other things, declare the unpaid principal, accrued and unpaid interest and all other amounts payable under the Loan to be immediately due and payable and to institute foreclosure proceedings against the collateral.

The Company and the Operating Partnership (together, the “Guarantors”) guaranteed certain obligations of the Borrower pursuant to a separate guaranty agreement, including 25% of the principal amount of the Loan and 100% of all interest, insurance, operating expenses, real estate taxes and collection costs associated with the Loan. The guaranty includes a reduction to non-recourse provided the Borrower’s debt service coverage ratio maintains certain thresholds upon completion. The Guarantors also provided an environmental indemnity, a completion, performance and cost overrun guaranty and a guaranty with respect to certain non-recourse carveouts. The Guarantors also are required to maintain compliance with the financial covenants under its Credit Agreement, dated February 20, 2015, with Bank of America, N.A. and the other agents and lenders party thereto as administrative agent.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Construction Loan Agreement, dated as of July 30, 2015, by and among Hopkins Village, LLC, as Borrower, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: August 5, 2015	By:	/s/ Michael P. O’Hara
Michael P. O’Hara Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Construction Loan Agreement, dated as of July 30, 2015, by and among Hopkins Village, LLC, as Borrower, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto.